                                                                    EXHIBIT 99.5

To whom it may concern:

    The undersigned, Daniel L. Doctoroff, hereby consents to being named as a designee to be elected as a director of Doral International, Inc. in the Registration Statement on Form S-4 of American Skiing Company filed on
January 9, 2001, all prospectuses related thereto and all subsequent amendments thereto.

                                          Yours Sincerely,

                                          /s/ Daniel L. Doctoroff
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                                          Daniel L. Doctoroff